IQST – iQSTEL Announces 37% Revenue Growth In Q1 To $19.3 Million Based On Preliminary Results

New York, NY, April 07, 2022 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) today announced preliminary results for the first quarter of 2022 with estimated revenue reaching $19.3 million. This is a 37% increase over the $14.2 million reported in for the same period the previous year.

The company expects to imminently publish the audited financial report for 2021 verifying exceptional year of year growth and improving profitability.  The 2021 audited financial report is expected to be one of the essential last steps towards the company’s Nasdaq uplisting objective.

See CEO Leandro Iglesias latest shareholder letter update reporting on the company’s progress in advancing on its Nasdaq uplisting objective and 2022 $90 million revenue forecast.  The letter is included in its entirety below:

Dear Shareholders:

iQSTEL continues to thrive in 2022.  Pending the final release of our audited financial results for FY-2021, I am pleased to share with you the company’s preliminary results for Q1 2022.

The preliminary revenue for Q1 2022 is $19.3 million.  That is a 9.5% increase over the $17.8 million in estimated revenue reported in Q4 2021 and a 37% increase over the revenue reported in Q1-2021.

iQSTEL is well on track to reach or surpass our $90 million 2022 revenue forecast.  Historically, iQSTEL’s revenue in the second half of the year is always higher than in the first half of the year. This historical pattern provides further confidence in our trajectory toward the $90 million 2022 revenue forecast.

We continue to improve operational efficiencies to affect profit improvements.  Our ongoing cost reductions in our Telecom Division achieved by taking advantage of operational synergies are not only improving profitability but resulting in service delivery improvements and increased customer satisfaction.

We intend to publish our FY 2021 audited financial results next week prior to March 15th, the amended due date after the company filed an extension last week. iQSTEL’s Independent Audit Committee will review the results prior to release and our Independent Board of Directors will approve the results prior to release.

I remain confident in my statement last week that I expect April to be an inflection point for iQSTEL.  I encourage readers here to review my shareholder letter form last week.  I anticipate the publication of iQSTEL’s audited financial report for FY 2021 to validate the company’s growth curve and unlock market awareness that in turn brings institutional investment interest supporting an organic increase in share price that can bring iQSTEL in line with the minimum Nasdaq listing requirement.

Thank you for your ongoing interest in iQSTEL and your support.

Sincerely,
Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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